FORM OF LETTER AGREEMENT

GW&K Municipal Bond Fund and Renaissance Large Cap Growth Fund

Investment Management Agreement

June 2, 2009

Managers Investment Group LLC

800 Connecticut Avenue

Norwalk, Connecticut 06854

Attn: Keitha L. Kinne, Chief Operating Officer

Re:	Investment Management Agreement between Managers Investment Group LLC and Managers AMG Funds, dated as of October 19, 1999

Ladies and Gentlemen:

Pursuant to Section 1(b) of the Investment Management Agreement between Managers Investment Group LLC (f/k/a the Managers Funds LLC) (“Managers”) and Managers AMG Funds (the “Trust”), dated October 19, 1999 and as amended from time to time, the Trust hereby notifies you that it is establishing two new series to be named GW&K Municipal Bond Fund and Renaissance Large Cap Growth Fund (the “New Funds”), and that the Trust desires to retain Managers to provide management and investment advisory services with respect to the New Funds pursuant to the terms and conditions of the Investment Management Agreement. Attached as Appendix A is an addendum to Schedule A to the Investment Management Agreement.

Please acknowledge your agreement to provide such management and investment advisory services to the New Funds by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

Managers AMG Funds

By:
	Name:	Donald S. Rumery
	Title:	Treasurer and Chief Financial Officer

ACKNOWLEDGED AND ACCEPTED

Managers Investment Group LLC

By:
	Name:	Keitha L. Kinne
	Title:	Chief Operating Officer
Date: June 2, 2009

Appendix A

ADDENDUM TO

SCHEDULE A

GW&K Municipal Bond Fund

Advisory Fees pursuant to Section 2(a)

The Trust shall pay to the Advisor an annual gross investment advisory fee equal to 0.35% of the average daily net assets of the GW&K Municipal Bond Fund. Such fee shall be accrued daily and paid as soon as practical after the last day of each calendar month.

Administration Fees Pursuant to Section 2(b)

None.

Renaissance Large Cap Growth Fund

Advisory Fees pursuant to Section 2(a)

The Trust shall pay to the Advisor an annual gross investment advisory fee equal to 0.55% of the average daily net assets of the Renaissance Large Cap Growth Fund. Such fee shall be accrued daily and paid as soon as practical after the last day of each calendar month.

Administration Fees Pursuant to Section 2(b)

None.